U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240. Rule 14a-12

Neuphoria Therapeutics Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Neuphoria Therapeutics Inc.
100 Summit Drive
Burlington, Massachusetts 01803
November 24, 2025
Dear Stockholder:
You are cordially invited to attend Neuphoria Therapeutics Inc.’s Annual Meeting of Stockholders on December 12, 2025, at 10:00 a.m., Eastern Time, online at www.cesonlineservices.com/neup25_vm. The Annual Meeting of Stockholders will be held in a virtual-only meeting format.
The matters to be acted on at the Annual Meeting of Stockholders are described in the enclosed notice and proxy statement.
We realize that you may not be able to attend the Annual Meeting of Stockholders and vote your shares at the meeting. However, regardless of your meeting attendance, we need your vote. We urge you to ensure that your shares are represented by voting in advance of the meeting on the Internet or via a toll-free telephone number, as instructed in the Notice of Annual Meeting of Stockholders, or if you have elected to receive a paper or email copy of the proxy materials, by completing, signing and returning the proxy card that is provided. If you decide to attend the Annual Meeting of Stockholders, you may revoke your proxy at that time and vote your shares at such meeting.
Please remember that this is your opportunity to voice your opinion on matters affecting the Company. We look forward to receiving your proxy and perhaps seeing you at the Annual Meeting of Stockholders.

Sincerely,

/s/ Alan Fisher
Alan Fisher
Chairman of the Board of Neuphoria Therapeutics Inc.

Neuphoria Therapeutics Inc.
100 Summit Drive
Burlington, Massachusetts 01803
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON December 12, 2025
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Neuphoria Therapeutics Inc. (the “Company,” “we,” “our,” “us”) to be held on December 12, 2025, at 10:00 a.m., Eastern time, online at www.cesonlineservices.com/neup25_vm. The Annual Meeting of Stockholders will be held in a virtual-only meeting format.
At the Annual Meeting, stockholders will be invited to consider and vote upon the following matters:
1.	Election of two Class I directors to serve for a three-year term of office expiring at the 2028 Annual Meeting of Stockholders;
2.	Ratification of the appointment of Wolf & Company P.C. (“Wolf & Company”) as our independent registered public accounting firm for the fiscal year ending June 30, 2026;
3.	To approve (on a non-binding advisory basis) the compensation of our named executive officers as described in the accompanying materials; and
4.	To approve (on a non-binding advisory basis) the frequency of an advisory vote on the compensation of our named executive officers in future years.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders. So, whether or not you plan on attending the Annual Meeting, we encourage you to submit your WHITE proxy card as soon as possible (i) by accessing the Internet site or by calling the toll-free number described in the proxy materials; or (ii) by signing, dating and returning your WHITE proxy card or instruction form provided to you. Please note that all votes cast by telephone or on the Internet must be cast prior to 11:59 p.m., Eastern Time, on December 11, 2025.
As you may be aware, Lynx1 Master Fund LP (“LYNX1”) is conducting a campaign to vote against the election of both of the Class I director nominees nominated by our board of directors. You may receive proxy solicitation materials from LYNX1 or other persons or entities affiliated with LYNX1, including an opposition proxy statement and proxy card. Please be advised that we are not responsible for the accuracy of any information provided by or relating to LYNX1 contained in any proxy solicitation materials filed or disseminated by LYNX1 or any other statements that they may otherwise make.
Our board of directors does not endorse any of the LYNX1 nominees and unanimously recommends that you vote “FOR” both nominees proposed by our board of directors using the WHITE proxy card and vote “WITHHOLD” on the LYNX1 nominees.
Our board of directors strongly urges you NOT to sign or return any proxy card or voting instruction form sent to you by or on behalf of LYNX1. If you do sign a proxy card or voting instruction form sent to you by LYNX1, however, you have the right to change your vote by using the enclosed WHITE proxy card or voting instruction form. Only the latest dated, signed proxy card or voting instruction form you vote will be counted.

PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION, UNDER REQUIREMENTS CALLED A “UNIVERSAL PROXY CARD.” THIS MEANS THE COMPANY’S PROXY CARD IS REQUIRED TO LIST THE LYNX1 NOMINEES IN ADDITION TO YOUR BOARD’S NOMINEES. WE RECOMMEND THAT YOU MARK YOUR CARD CAREFULLY AND ONLY VOTE “FOR” THE COMPANY’S NOMINEES AND PROPOSALS RECOMMENDED BY YOUR BOARD OF DIRECTORS AND “WITHHOLD” ON THE LYNX1 NOMINEES.

By	Order of the Board of Directors,

/s/ Alan Fisher
Alan Fisher Chairman of the Board of Directors of Neuphoria Therapeutics Inc.

New York, New York
November 24, 2025
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
To Be Held on December 12, 2025. The Proxy Statement, form of proxy, and Annual Report on Form 10-K for the fiscal year ended June 30, 2025 are available free of charge at https://ir.neuphoriatx.com/.

This proxy statement contains information about the 2025 annual meeting of stockholders of Neuphoria
Therapeutics Inc. Proxy materials will be first sent to stockholders on or about November 24, 2025.

IMPORTANT
Your vote at this year’s Annual Meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly, or follow the instructions set forth on the enclosed WHITE proxy card to vote over the Internet or by telephone.
All stockholders are invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, we respectfully urge you to vote over the Internet or by telephone or sign, date and return the enclosed WHITE proxy card as promptly as possible. Stockholders who execute a proxy card may nevertheless attend the Annual Meeting, revoke their proxy and vote their shares during the Annual Meeting. “Street name” stockholders who wish to vote their shares during the Annual Meeting will need to obtain a legal proxy from the bank, broker or other nominee in whose name their shares are registered. The instructions for voting over the Internet or by telephone are provided on your proxy card.
LYNX1 has nominated two individuals for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors.
THE BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM LYNX1 OR ANY PERSON OTHER THAN THE COMPANY EVEN AS A PROTEST VOTE AGAINST LYNX1 OR ANY OF LYNX1’S NOMINEES. IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY LYNX1, YOU MAY REVOKE IT AND VOTE FOR YOUR BOARD OF DIRECTORS’ NOMINEES AND IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS ON THE OTHER MATTERS TO BE VOTED ON AT THE ANNUAL MEETING BY SUBMITTING A LATER-DATED PROXY ELECTRONICALLY BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED WHITE PROXY CARD, OR BY SIGNING, MARKING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. Any proxy card you sign and return from LYNX1l for any reason could invalidate previous WHITE proxy cards sent by you to support our Board of Directors.
Only your latest dated, signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this proxy statement.
IMPORTANT!
PLEASE VOTE THE WHITE PROXY CARD TODAY “FOR” ALL OF THE COMPANY’S NOMINEES!
AND “WITHHOLD”
ON THE LYNX1 NOMINEES!

WE URGE YOU NOT TO SIGN ANY PROXY CARD OR VOTING
INSTRUCTION FORM SENT TO YOU BY LYNX1.

Remember, you can vote your shares over the Internet or by telephone.

Please follow the easy
instructions on the enclosed WHITE proxy card.
If you have any questions or need assistance in voting
your shares, please contact our proxy solicitor:
Sodali & Co
430 Park Avenue, 14th Floor
New York, NY 10022
Stockholders and All Others Call Toll Free: (800) 662-5200
Banks and Brokers Call: (203) 658-9400
Email: NEUP@investor.sodali.com

i

Neuphoria Therapeutics Inc.
100 Summit Drive
Burlington, Massachusetts 01803
PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND PROXY MATERIALS
General
This proxy statement is furnished to stockholders of Neuphoria Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies for use at the 2025 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on December 12, 2025, at 10:00 a.m., Eastern Time, online at www.cesonlineservices.com/neup25_vm. The Annual Meeting of Stockholders will be held in a virtual-only meeting format. This solicitation of WHITE proxy cards is made on behalf of our board of directors. Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “Annual Report”). This proxy statement, the Annual Report and the WHITE proxy card or voting instruction form, as applicable, is being mailed to our stockholders on or about November 24, 2025.
Who is Soliciting my Vote?
The Board of Directors of Neuphoria Therapeutics Inc. is soliciting your vote for the Annual Meeting.
What Are You Voting On?
You will be asked to vote on the following proposals at the Annual Meeting:
1.	Election of two Class I directors to serve for a three-year term of office expiring at the 2028 Annual Meeting of Stockholders;
2.	Ratification of the appointment of Wolf & Company P.C. as our independent registered public accounting firm for the fiscal year ending June 30, 2026;
3.	To approve (on a non-binding advisory basis) the compensation of our named executive officers as described in the accompanying materials;
4.	To approve (on a non-binding advisory basis) the frequency of holding an advisory vote on the compensation of our named executive officers in future years; and
5.	Any other matter that properly comes before the Annual Meeting.
Who Can Vote?
Only holders of record of shares of Common Stock as of the close of business on the record date, October 15, 2025 (the “Record Date”), are entitled to receive notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote. Your shares of Common Stock may be voted at the Annual Meeting, or any adjournment or postponement thereof, only if you are present in person at the virtual meeting or your shares are represented by a valid proxy.
Difference between a Stockholder of Record and a “Street Name” Holder
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.
If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below under the heading “—Voting Your Shares.”

Quorum
At the close of business on the Record Date, there were 2,357,613 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of one-third of the outstanding shares of our Common Stock entitled to vote at the meeting, present in person or represented by proxy, constitutes a quorum, which is required in order to hold and conduct business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you:
•	Are present in person at the virtual Annual Meeting; or
•	Have properly submitted a proxy card by mail or submitted a proxy by telephone or over the Internet.
If you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see below under “—Broker Non-Votes.”
Attendance at the Annual Meeting
You may attend the Annual Meeting, as well as vote and submit questions during the Annual Meeting, virtually on December 12, 2025, at 10:00 a.m. Eastern Time at www.cesonlineservices.com/neup25_vm. You will need your unique control number, which appears on the proxy card or voting instruction form that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting.
In order to attend the virtual meeting, you will need to pre-register at www.cesonlineservices.com/neup25_vm by 10:00 a.m., Eastern Time on December 11, 2025. Once pre-registered, shareholders as of the record date will be able to attend the virtual Annual Meeting by visiting the link noted above, where you will be able to listen to the meeting live, submit questions, and vote.
Please have your proxy card, voting instruction form, or other notice containing your control number available and follow the instructions to complete your registration. If you are a beneficial holder, you must obtain a legal proxy from your broker, bank or other nominee to participate in the Annual Meeting. Upon completing registration, shareholders will receive a confirmation email in advance of the meeting with a link and instructions for accessing the Annual Meeting.
We encourage you to access the Annual Meeting before the start time of 10:00 a.m., Eastern Time, on Friday, December 12, 2025. Please allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. We will have a support team ready to assist attendees with any technical difficulties they may have accessing or hearing the audio webcast of the meeting.
Voting Your Shares
The Annual Meeting will be held entirely online this year. You may vote by attending the Annual Meeting or by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.”
If you are a record holder, you may vote by submitting a proxy over the Internet or by telephone by following the instructions on the website referred to in the proxy card or voting instruction form mailed to you. Alternatively, if you received a paper copy of your proxy card, you may vote your shares by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card, or by completing, dating and signing the proxy card that was included with this proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.
If your shares are held in “street name,” your broker, bank or other street name holder will provide you with instructions that you must follow to have your shares voted.

Deadline for Submitting Your Proxy on the Internet or by Telephone
Internet and telephone voting will close at 11:59 p.m., Eastern Time, on December 11, 2025. Stockholders who submit a proxy by Internet or telephone need not return a proxy card.
YOUR VOTE IS VERY IMPORTANT. Please submit your vote in advance even if you plan to attend the Annual Meeting.
Changing Your Vote
As a stockholder of record, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Secretary of the Company at our principal executive office at 100 Summit Drive, Burlington, Massachusetts 01803, (ii) duly submitting a later-dated proxy over the Internet, by mail, or if applicable, by telephone, or (iii) attending the virtual Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.
Proxy Contest at the Annual Meeting
We have received notice from LYNX1 expressing the intention of LYNX1 to nominate two director candidates for election to our board of directors at the Annual Meeting at which two Class I directors are to be elected (the “LYNX1 Nominees”). We do not endorse the election of any of the LYNX1 Nominees as directors. You may receive proxy solicitation materials from LYNX1 or other persons or entities affiliated with LYNX1, including an opposition proxy statement and proxy card. Please be advised that we are not responsible for the accuracy of any information provided by or relating to LYNX1 contained in any proxy solicitation materials filed or disseminated by LYNX1 or any other statements that they may otherwise make.
You may receive multiple mailings from LYNX1. You will also likely receive multiple mailings from the Company prior to the date of the Annual Meeting, so that our stockholders have our latest proxy information and materials to vote. Proxy cards provided by the Company will be WHITE. Please see “What should I do if I receive a proxy card from LYNX1?” and “What does it mean if I receive more than one WHITE proxy card or voting instruction form?” below for more information.
Our board of directors does not endorse any of the LYNX1 Nominees and strongly urges you NOT to sign or return any proxy card or voting instruction form that you may receive from LYNX1 or any person other than the Company.
If you Receive a Proxy Card from LYNX1
Our Board does not endorse any of the LYNX1 Nominees and strongly urges you NOT to sign or return any proxy card or voting instruction form that you may receive from LYNX1 or any person other than the Company.
How do you Vote?
For the Director Election Proposal you may either vote “For” or “Withhold”. For each of the other proposals, other than the say-on-frequency proposal, you may either vote “For” or “Against” or abstain from voting. On the say-on-frequency proposal you may vote 1 year, 2 years, 3 years, or abstain.
The Board of Directors recommends that you vote:
•	FOR the election of the Board’s nominees for Class I director and WITHHOLD on LYNX1’S nominees;
•	FOR the ratification of the appointment of Wolf & Company P.C. as our independent registered public accounting firm for the fiscal year ending June 30, 2026;
•	FOR the approval (on a non-binding advisory basis) of the compensation of our named executive officers as described in the accompanying materials; and
•	Three Years as the frequency of future stockholder advisory votes on the compensation of our named executive officers.

Votes cast by proxy or during the Annual Meeting will be counted by the person(s) we appoint to act as inspector of election for the meeting. The inspector of election will count all votes “for”, “withheld”, and “against,” as well as abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting.
The procedures for voting are as follows:
If you are a stockholder of record, you may vote by attending the Annual Meeting or vote by proxy over the Internet or by telephone or by returning an executed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You still may attend the Annual Meeting and vote during the Annual Meeting even if you have already voted by proxy.
•
To vote using a traditional proxy card, complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the Internet or by telephone, simply follow the instructions and use the control number included on your proxy card.
•	If you attend the Annual Meeting, you can also vote during the Annual Meeting.
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, these proxy materials along with a voting instruction form are being provided by that organization rather than the Company. Simply follow the instructions and mail the voting instruction form or vote over the Internet or by telephone to ensure that your vote is counted. To vote by attending the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a legal proxy.
If You Do Not Vote
If you are a stockholder of record and do not vote by completing and mailing your proxy card, over the Internet or by telephone, or by attending the Annual Meeting, your shares will not be voted.
If you are a beneficial owner and do not instruct your broker, bank, or other nominee how to vote your shares by completing and mailing the voting instruction form or voting over the Internet or by telephone, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Because the Annual Meeting is the subject of a contested solicitation, to the extent LYNX1 delivers its proxy materials to a given stockholder, all proposals at the Annual Meeting are considered “non-routine” and therefore your bank, broker or other nominee does not have the authority to vote on a proposal at the Annual Meeting if you do not provide voting instructions with respect to such proposal.
Returning a Proxy Card or Voting Instruction Form or Otherwise Vote but do not Make Specific Choices
If you return a signed and dated proxy card or voting instruction form without marking voting selections, your shares will be voted, as applicable:
•	FOR the election of the Board’s nominees for Class I director and WITHHOLD on LYNX1 Nominees;
•	FOR the ratification of the appointment of Wolf & Company P.C. as our independent registered public accounting firm for the fiscal year ending June 30, 2026;
•	FOR the approval (on a non-binding advisory basis) of the compensation of our named executive officers as described in the accompanying materials; and
•	Three Years as the frequency of future stockholder advisory votes on the compensation of our named executive officers.

Votes Required
The following table summarizes the voting requirements and the effects of broker non-votes and “withhold” votes or abstentions on each of the proposals to be voted on at the Annual Meeting:

Proposals	Required Vote
1. Election of Directors	Plurality of votes cast for each nominee on this proposal

2. Ratification of Independent Registered Public Accounting Firm	Majority of shares entitled to vote on this proposal and present in person or represented by proxy

3. Approval of (on a non-binding advisory basis) the compensation of our named executive officers as described in the accompanying materials	Majority of shares entitled to vote on this proposal and present in person or represented by proxy

4. Approval of (on a non-binding advisory basis) the frequency of holding an advisory vote on the compensation of our named executive officers	The option of one year, two years, or three years that receives the highest number of votes cast on this proposal

Effect of Broker Non-Votes: A broker non-vote occurs when a broker holding shares for a beneficial owner has discretionary authority to vote on “routine” matters brought before a stockholder meeting, but the beneficial owner of the shares fails to provide the broker with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholder meeting. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares may be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Because the Annual Meeting is the subject of a contested solicitation, to the extent LYNX1 delivers its proxy materials to a given stockholder, all proposals at the Annual Meeting are considered “non-routine” and in such case, if you do not submit any voting instructions to your broker, then your shares will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists. Broker non-votes, if any, will have no effect on any of the proposals.
Abstentions and Withheld Votes: If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. Votes withheld have no effect on Proposal 1. Abstentions count as votes against Proposals 2 and 3. Abstentions have no effect on proposal 4.
Providing Voting Instructions for More than Two Nominees
If you are a stockholder of record and you vote “FOR” more than two nominees on your WHITE proxy card, your votes on the Director Election Proposal will be invalid and will not be counted. If you are a beneficial holder and you vote “FOR” more than two nominees on your WHITE voting instruction form, your votes on the Director Election Proposal will be invalid and will not be counted.
Providing Voting Instructions for Fewer than Two Nominees
If you are a stockholder of record and you vote “FOR” with respect to fewer than two nominees on your WHITE proxy card, your shares will only be voted “FOR” the nominee you have so marked. If you are a beneficial holder and you vote “FOR” with respect to fewer than two nominees on your WHITE voting instruction form, your shares will only be voted “FOR” the nominee you have so marked.
Cost of Soliciting Proxies
The entire cost of soliciting proxies on behalf of the Board, including the costs of preparing, assembling, printing and mailing this proxy statement, the WHITE proxy card and any additional soliciting materials furnished to stockholders by or on behalf of the Company, will be borne by the Company. Copies of solicitation material will be furnished to banks, brokerage firms, dealers, banks, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our 2025 Annual Report, which includes our Form 10-K for the year ended June 30, 2025, to beneficial owners. In addition, we will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.
We have engaged the proxy solicitation firm of Sodali & Co (“Sodali”) to solicit proxies from stockholders in connection with the Annual Meeting. Sodali expects that approximately 25 of its employees will assist in the solicitation of proxies. We will pay Sodali a fee not to exceed $150,000 plus costs and expenses. In addition, Sodali and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.
We estimate that our additional out-of-pocket expenses beyond those normally associated with soliciting proxies for the Annual Meeting as a result of the potential proxy contest will be $700,000 in the aggregate, of which approximately $300,000 has been incurred to date. Such additional solicitation costs are expected to include the fees incurred to retain Sodali as our proxy solicitor, as discussed above, fees of outside legal, financial and public relations advisors to advise the Company in connection with a possible contested solicitation of proxies, increased mailing costs, such as the costs of additional mailings of solicitation materials to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage firms and other agents incurred in forwarding solicitation materials to beneficial owners, as described above, and the costs of retaining an independent inspector of election.
What should I do if I receive a proxy card from LYNX1?
Our Board does not endorse any of the LYNX1 Nominees and strongly urges you NOT to sign or return any proxy card or voting instruction form that you may receive from LYNX1 or any person other than us, including to vote “withhold” with respect to the LYNX1 Nominees. If you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive other than the WHITE Proxy Card.
What does it mean if I receive more than one WHITE proxy card or voting instruction form?
You may receive more than one set of these proxy materials, including multiple copies of this proxy statement and multiple WHITE proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one WHITE proxy card. To ensure that all of your shares are voted, please vote using each WHITE proxy card or voting instruction form you receive or, if you vote over the Internet, you will need to enter each of your control numbers. Remember, you may vote over the Internet or by telephone or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided, or by voting at the Annual Meeting.
As previously noted, LYNX1 has provided us with a notice indicating that it intends to nominate two director candidates for election as directors at the Annual Meeting at which two Class I directors are to be elected. As a result, you may receive proxy cards from both the Company and LYNX1. To ensure that stockholders have our latest proxy information and materials to vote, our board of directors may conduct multiple mailings prior to the date of the Annual Meeting, each of which will include a WHITE proxy card. The board of directors encourages you to vote each WHITE proxy card you receive.
THE BOARD OF DIRECTORS STRONGLY URGES YOU TO REVOKE ANY PROXY CARD OR VOTING INSTRUCTION FORM YOU MAY HAVE RETURNED WHICH YOU RECEIVED FROM LYNX1.
THE BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM LYNX1, EVEN AS A PROTEST VOTE AGAINST LYNX1 OR LYNX1’S NOMINEES.

IMPORTANT
LYNX1 may send you solicitation materials in an effort to solicit your vote to elect up to two of the LYNX1 Nominees to the board of directors at the Annual Meeting at which two Class I directors are to be elected. THE BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM LYNX1 OR ANY PERSON OTHER THAN THE COMPANY.
Your vote at this year’s Annual Meeting is especially important, no matter how many or how few shares you own. Please vote using the enclosed WHITE proxy card and vote “FOR” the two nominees recommended by the board of directors.
Only your latest dated, signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this proxy statement.

BACKGROUND OF THE SOLICITATION
The following chronology summarizes the key contacts between the Company and LYNX1. This summary does not purport to catalogue every conversation of or among members of the Board of Directors, the Company’s management, the Company’s advisors, or representatives of LYNX1 and their advisors relating to the solicitation.
On October 20, 2025, the Company announced topline results from its AFFIRM-1 Phase 3 trial of BNC210 noting that it did not meet its primary endpoint of change from its baseline and that the Phase 3 trial was being discontinued. In this press release, the Company also announced that it planned to conduct a full strategic review of its operations and portfolio and would provide an update before the end of the year.
On October 23, 2025, LYNX1 filed a Schedule 13D reporting its ownership of 875,328 shares of the Company’s common stock.
On November 8, 2025, representatives of LYNX1 had a telephone call with representatives of the Company.
On November 9, 2025, LYNX1 delivered to the Company a notice of intent to nominate Stephen Doberstein, Ph.D., and Kimberly Smith, as LYNX1’s nominees for election at the Annual Meeting (the “Nomination Notice”).
On November 10, 2025, LYNX1 delivered a letter to our board of directors which contained a non-binding proposal (the “Proposal”) to acquire all of the outstanding shares of capital stock of the Company for a price of $5.20 per share in cash (the “Proposed Transaction”).
Also on November 10, 2025, LYNX1 filed an amended Schedule 13D to report the Nomination Notice and the Proposed Transaction.
On November 11, 2025, the Company issued a press release relating to both the Nomination Notice and the Proposed Transaction and its review of strategic alternatives.
On November 12, 2025, the Company filed its preliminary proxy statement with the SEC.
On November 14, 2025, LYNX1 filed its preliminary proxy statement with the SEC.
On November 18, 2025, LYNX1 delivered a letter to our board of directors which rescinded their Proposal of the Proposed Transaction.
Also on November 18, 2025, LYNX1 filed an amended Schedule 13D to report rescinding their Proposal for the Proposed Transaction.
On November 24, 2025, the Company issued a press release including a letter to its stockholder relating to the 2025 Annual Meeting.
Also on November 24, 2025, the Company filed this definitive proxy statement with the SEC.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our board of directors currently consists of five members. In accordance with our Certificate of Incorporation (the “Certificate of Incorporation”) our board of directors is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

Class	Term Expiration (fiscal year end)	Director	Age
Class I	2025	Peter Miles Davies	44
		David Wilson	62
Class II	2026	Alan Fisher	72
Class III	2027	Spyridon Papapetropoulos	52
		Jane Ryan	66

We have received notice from LYNX1 expressing the intention of LYNX1 to nominate two director candidates for election to our board of directors at the Annual Meeting at which two Class I directors are standing for election. Our board of directors does not endorse any of the LYNX1 Nominees and urges you NOT to sign or return any proxy card or voting instruction form that may be sent to you by LYNX1. If you have already voted using LYNX1’s proxy card or voting instruction form, you have every right to change your vote by using the WHITE proxy card or voting instruction form or by voting over the Internet or by telephone or by attending the Annual Meeting and voting during the Annual Meeting. Only the latest dated, valid proxy that you submit will be counted and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.
In the event that LYNX1 withdraws its nominees, abandons its solicitation or fails to comply with the universal proxy rules, any votes cast in favor of LYNX1’s nominees will be disregarded and not be counted, whether such vote is provided on the Company’s WHITE proxy card or LYNX1’s proxy card.
Although the Company is required to include all nominees for election on its universal proxy card, for additional information regarding LYNX1’s nominees and any other related information, please refer to LYNX1’s proxy statement. You may receive solicitation materials from LYNX1, including proxy statements and proxy cards. The Company is not responsible for the accuracy or completeness of any information provided by or relating to LYNX1 or its nominees contained in solicitation materials filed or disseminated by or on behalf of LYNX1 or any other statements LYNX1 may make. Stockholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (https://www.sec.gov).
Class I Director Nominee for Election — Term Expiring 2028
The current term of the Class I directors will expire at the Annual Meeting. Our board of directors nominated Miles Davies and David Wilson for re-election at the Annual Meeting as a Class I directors to hold office until the 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until her earlier death, resignation or removal. The nominees have consented to serve a term as a Class I director. Should the nominees become unable to serve for any reason prior to the Annual Meeting, the board of directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, or may reduce the number of directors on the board of directors.
Below is a biography of the Class I directors standing for re-election at the Annual Meeting:
Peter Miles Davies
Peter Miles Davies has served as a member of our board of directors since July 2021, and effective June 17, 2024, was appointed as a member of our Audit & Risk Management Committee. Mr. Davies has worked at Apeiron Investment Group Ltd in the Healthcare team since 2021 to 2022. Prior to that, Mr. Davies was at Rothschild & Co.

from 2006 to 2021. Mr. Davies received his Master’s Degree from The University of Edinburgh, Scotland. Mr. Davies’ experience in the healthcare industry includes mergers and acquisitions, strategic advisory, capital raising, and restructuring transactions, which all contributed to our board of directors’ conclusion that he should serve as a director of our company.
David Wilson
David Wilson has served as a member of our board of directors since June 2016. He has served as the Chairman and founding partner of WG Partners LLP, an investment banking boutique advising life sciences companies on corporate finance, mergers and acquisitions, and capital raising, since November 2011. Prior to WG Partners LLP, Mr. Wilson worked at Piper Jaffray in various roles from 2001 to 2011, including CEO of European Operations, Chairman of the Global Healthcare Team and a Member of the Global Operating Board. He was also a Managing Director of ING Investment Banking from 1999 to 2001 and the Head of Small Companies Corporate Finance at Deutsche Bank from 1998 to 1999. He is currently on the board of directors of several privately held companies, including CS Pharmaceuticals Limited, a pharmaceutical company based in the United Kingdom, since July 2021. Mr. Wilson received his Bachelor’s degree from the University of Cambridge. Mr. Wilson’s experience in corporate finance and capital raising in the healthcare industry contributed to our board of directors’ conclusion that he should serve as a director of our company.
Required Vote
Each of the directors will be elected by a plurality of the votes cast. Votes withheld will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE BOARD’S NOMINEES FOR ELECTION AS CLASS I DIRECTORS TO THE BOARD OF DIRECTORS AND
WITHHOLD ON LYNX1’S NOMINEES.
Class II and III Directors Continuing in Office
Below are biographies of the directors continuing in office:
Alan Fisher – Class II
Alan Fisher, a member of the board of directors since September 1, 2016, was appointed Non-Executive Chair of the Board, effective from July 1, 2023. He is also Chair of the Audit and Risk Management Committee and a member of the Nomination and Compensation Committee. Mr. Fisher has served as the Managing Director of Fisher Corporate Advisory Pty Ltd. since 1997, where he advises public and private companies on mergers and acquisitions, public and private equity raisings, business restructuring and strategic advice. He currently serves on the board of ASX-listed company Thorney Technologies Limited (Non-Executive Director – Chair of Audit and Risk Management Committee), an investment company, since 2016. Mr. Fisher served as a Corporate Finance Partner of Coopers & Lybrand from 1974 to 1997. Mr. Fisher received his B.Com., Accounting from the University of Melbourne, Australia and is a Fellow of the Australian and New Zealand Institute of Chartered Accountants. Mr. Fisher’s experience as a biopharmaceutical board member and with financing and related transactions across industries contributed to our board of directors’ conclusion that he should serve as a director of our company.
Spyridon “Spyros” Papapetropoulos, M.D. – Class III
Spyridon “Spyros” Papapetropoulos, M.D., has served as our President and Chief Executive Officer since January 5, 2023. Dr. Papapetropoulos is an experienced biopharmaceutical executive, a recognized neuroscientist/neurologist, and change agent with a 25-year career focused on CNS disorders. He has held various positions of increasing responsibility at CNS-focused start-up/small, medium specialty and large biopharma companies. Since 2020, he was the Chief Medical Officer of Vigil Neuroscience Inc, a Nasdaq-listed biopharmaceutical company developing a pipeline of neuroimmune targeted therapeutics for the treatment of neurodegenerative disorders. Prior to joining Vigil, he served as Chief Development Officer, and SVP, Head of Development at Acadia Pharmaceuticals Inc., CEO at SwanBio Therapeutics, and EVP of Research & Development and Chief Medical Officer at Cavion. Before Cavion, he held senior/executive positions at Biogen Inc., Allergan plc, Pfizer Inc., and Teva Pharmaceuticals Inc. Dr. Papapetropoulos has filed multiple INDs and has overseen a broad spectrum of CNS biopharmaceutical development programs (small molecules, biologics, gene therapy), leading to successful regulatory filings (>20 INDs and multiple NDAs/BLAs) and new product launches worldwide. Dr. Papapetropoulos received his MD and PhD in Greece from the University of Patras, School of Medicine and before joining the biopharmaceutical industry served as faculty at the Department of Neurology of the University of Miami, School of Medicine.
Jane Ryan, Ph.D. – Class III
Jane Ryan, Ph.D. has served as a member of our board of directors since October 2020. Dr. Ryan is a member of the Audit and Risk Management Committee and Chair of the Nomination and Compensation Committee. Since January 2014, Dr. Ryan has provided executive level advisory services to biotechnology companies in connection with capital raising, business development, and mergers and acquisitions. Dr. Ryan currently serves as a non-executive director of Viral Vector Manufacturing Facility Pty Ltd. She previously served as commercial and product development advisor to BCAL Diagnostics, a cancer diagnostics company listed on the ASX. From 2014 to 2017, Dr. Ryan served as the CEO of Sementis Ltd., a public company (unlisted) developing vaccine technology. Prior to that, Dr. Ryan was an executive and division leader of product development at Biota, a biotechnology company listed on the ASX and Nasdaq, where she provided oversight to Biota’s development portfolio and programs, including the negotiation and winning of a $231 million advanced development contract with the government of the United States. From 2018 to 2023, Dr. Ryan served as director of Anatara Life Sciences, an ASX listed company. Dr. Ryan has served as a director of IDT Australia Limited since January 2022, a listed company. She is also a member of the Australian Institute of Company Directors. She received her B.Sc. from the Australia National University, her Ph.D. from Macquarie University and was a Postdoctoral Fellow at Columbia University. Dr. Ryan’s knowledge of our business and experience as a biopharmaceutical executive and board member contributed to our board of directors’ conclusion that she should serve as a director of our company.
General Information About the Board of Directors
Board Composition and Leadership Structure
Our business and affairs are organized under the direction of our Board. The primary responsibilities of the board of directors are to provide oversight, strategic guidance, counseling, and direction to our management. The board of directors will meet on a regular basis and additionally as required. Our board of directors currently consists of five members, led by our Non-Executive Chair of the Board, Alan Fisher. Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Director Independence
As a domestic U.S. issuer, under the listing requirements and rules of Nasdaq, we are required to have a majority of independent directors on our board of directors, as well as our Audit and Risk Management Committee, which is required to consist of entirely independent directors, subject to certain phase-in schedules. Our board of directors has determined that all of our directors, other than David Wilson and Dr. Papapetropoulos, are independent directors in accordance with the listing requirements of the Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not for at least three years, been one of our employees, has not exceeded the financial compensation threshold designated to remaining an independent director or has engaged in, or have had a family member engage in, a number of different transactions with us. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.
Board Responsibilities
The board of directors is our governing body, responsible for overseeing our executive leadership team in the competent and ethical operation on a day-to-day basis and assuring that the long-term interests of our shareholders are being served. Our board of directors has established delegated limits of authority, which define the matters that are delegated to management and those that require approval by our board of directors.
The responsibilities of our board of directors include:
•	charting our strategic direction, approving corporate objectives in line with that strategic direction and monitoring progress towards Board approved objectives;
•	approving our statement of core values and Code of Business Conduct to underpin the desired culture within the company;
•	overseeing management in its implementation of our strategic objectives and instilling our values and performance generally;
•	ensuring that our remuneration policies are aligned with our purpose, values, strategic objectives and risk appetite;
•	monitoring compliance with regulatory requirements and ethical standards; and
•	appointing and reviewing the performance and remuneration of the Executive Chair.
Our board of directors seeks to ensure that it is cognizant of our state of development such that at any point in time its membership as a group has expertise in areas of current and future importance to us as we grow.
•	Periodically, our board of directors undertakes a performance evaluation of itself that:
•	compares the performance of our board of directors with the requirements of our Board Charter;
•	involves the Executive Chair meeting individually with each member of our board of directors to assess how Board performance may be improved; and
•	effects any improvements to the Board Charter deemed necessary or desirable.
The board of directors has also typically undertaken a strategic review process once per year to review the corporate strategy and the role of our board of directors within that strategy.
Board Oversight of Risk
One of the key functions of our board of directors will be informed oversight of its risk management process. The board of directors does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors will be responsible for monitoring and assessing strategic risk exposure and our audit committee will have the responsibility to consider and discuss the combined company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. Our Compensation Committee will also assess and monitor whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Board Committees
Our board of directors currently has two committees, the Audit and Risk Management Committee and the Nomination and Compensation Committee. Each of the existing members of the Audit and Risk Management Committee and Nomination and Compensation Committee satisfy the independence requirements under Nasdaq rules.
Audit Committee
The Audit & Risk Management Committee is not a policy-making body but assists our board of directors by implementing board policy. The role of the Audit and Risk Management Committee includes assisting our board of directors with our governance and exercising of due care, diligence and skill in relation to:
•	the reporting of financial information to users of financial reports;

•	the application of accounting policies;
•	financial management;
•	the internal control system;
•	the risk management system;
•	the performance management system;
•	the cybersecurity risk management system;
•	business policies and practices;
•	protection of our assets; and
•	compliance with applicable laws, regulations, standards and best practice guidelines.
In addition, the Audit and Risk Management Committee will review whether management is adopting systems and processes for the above matters that are sufficient for a company of our size and stage of development.
The members of our Audit and Risk Management Committee are currently Mr. Alan Fisher (Chair), Miles Davies, and Dr. Jane Ryan. All members of our Audit and Risk Management Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Alan Fisher qualifies as an “audit committee financial expert” (as defined by applicable SEC rules) and has the requisite financial sophistication as required under the applicable Nasdaq rules.
Compensation Committee
The primary purpose of the Compensation Committee is to support and advise our board of directors by:
•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, approving the grant of equity awards to the Chief Executive Officer, and recommending to the board of directors the Chief Executive Officer’s compensation level based on this evaluation;

•	reviewing and approving the compensation of all other executive officers;
•	reviewing and recommending to the board of directors employment and severance arrangements for executive officers;
•	administering and making recommendations to the board of directors with respect to the Company’s incentive compensation and equity-based compensation plans;
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors; and
•	overseeing succession planning for positions held by executive officers, and reviewing succession planning and management development with the Board.
The members of our Compensation Committee are currently Dr. Jane Ryan (Chair) and Mr. Alan Fisher. Our board of directors has determined that each of the committee members is independent under the applicable Nasdaq rules, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as defined in Section 162(m) of the Code. The Compensation Committee operates under a written charter, which provides that it will undertake an annual review and evaluation of the performance of our board of directors and its committees and present to our board of directors the results of its review.
Compensation Committee Interlocks
None of the members of the Nomination and Compensation Committee has ever been one of our officers or employees. Except for our director Dr. Papapetropoulos, who current services as a director and Chief Executive Officer, none of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

Code of Business Conduct
We have adopted a written Code of Business Conduct Policy that applies to our directors, managers, employees and agents acting on our behalf, including our Chief Executive Officer, Chief Financial Officer, or persons performing similar functions. Our Code of Business Conduct Policy is available under the Corporate Governance section of our website at www.neuphoriatx.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of our Code of Business Conduct Policy. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this Annual Report.
Insider Trading Policy
We have adopted an insider trading policy which governs the purchase, sale, and/or other dispositions of our securities by us and our directors, officers, employees, and consultants, and we believe the policy is designed to promote compliance with insider trading laws, rules, regulations, and any Nasdaq listing standards applicable to us. A copy of our insider trading policy is filed with our Annual Report as Exhibit 19.1.
Rule 10b5-1 Sales Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell our common shares on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy. No directors or officers of the Company adopted or terminated a Rule 10b5-1 trading plan or a non-Rule 10b5-1 trading arrangement during fiscal year ended June 30, 2025.
Prohibitions against Hedging and Pledging
As part of our insider trading policy, all directors and employees of the Company, including our executive officers, are prohibited from engaging in hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving our securities, holding our securities in a margin account or pledging our securities as collateral for a loan.
Clawback Policy
In compliance with the Nasdaq listing standards issued in connection with the SEC rules promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we have adopted the Neuphoria Therapeutics Inc. Clawback Policy covering our executive officers, which provides that in the event of a required accounting restatement, the Compensation Committee will seek reimbursement of the portion of any incentive-based compensation that would not have been paid had our financial statements been correctly stated.
Policies and Practices on Timing of Equity Grants
It is our policy not to time the granting of equity awards, including stock option awards, in relation to the release of material non-public information. Accordingly, regularly scheduled awards are permitted to be granted at times when there is material non-public information. We will generally grant equity awards to newly hired and promoted executive officers at the subsequently scheduled committee or board meeting following the respective effective date of the hire or promotion. We will not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation. In fiscal year ended June 30, 2025, we did not grant option awards to our named executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. In connection with this responsibility, the Audit Committee evaluates and monitors the auditors’ qualifications, performance and independence. This responsibility includes a review and evaluation of the independent auditors. The Audit Committee approves all audit engagement fees and terms associated with the retention of the independent auditors.
As a matter of good corporate governance, the board of directors is requesting our stockholders to ratify the Audit Committee’s selection of Wolf & Company P.C. as our independent registered public accounting firm for the fiscal year ending June 30, 2026. Wolf & Company served as our independent auditor for fiscal years 2025 and 2024, with respect to our financial statements prepared in accordance with GAAP. The Audit Committee and the board of directors believe that the continued retention of Wolf & Company P.C. as our independent auditors is in the best interests of the Company. The Audit Committee carefully considered the selection of Wolf & Company P.C. as our independent auditors. In connection with this selection, the Audit Committee considered whether there should be a rotation of the independent audit firm. The Audit Committee charter requires the Audit Committee to periodically consider whether the independent audit firm should be rotated. In addition to evaluating rotation of the independent auditors, the Audit Committee oversees the selection of the new lead audit partner and the Audit Committee chair participates directly in the selection of the new lead audit partner.
If the stockholders do not ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.
Required Vote
The affirmative vote by holders of a majority of the shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting, is required for approval of this proposal. Abstentions will have the same effect as a vote “against”. Broker non-votes, if any, will have no effect.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE
APPOINTMENT OF WOLF & COMPANY P.C. AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2026.

PROPOSAL 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
The following proposal, also known as a “say-on-pay” vote, gives our stockholders the opportunity to vote to approve or not approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed below in the section entitled “Executive and Director Compensation” of this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices with respect to our named executive officers. We are providing this vote as required by Section 14A of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Additionally, we are asking our stockholders to vote on the frequency of this advisory vote at this annual meeting of stockholders under “Proposal 4” below.
Our board of directors and Compensation Committee believe that the overall design and function of the Company’s executive compensation program are appropriate and effective in aligning the interests of the Company, management and the Company’s stockholders and that management is properly incentivized to manage the Company in a prudent manner. Accordingly, we are asking our stockholders to vote “FOR” the adoption of the following resolution:
“RESOLVED, that the stockholders of Neuphoria Therapeutics Inc. advise that they approve the compensation of the named executive officers of the Company, as disclosed pursuant to the compensation disclosure rules of the SEC under Item 402 of Regulation S-K (which disclosure shall include the compensation overview, the related compensation tables and related narrative discussion and any other related material included herein).”
Although the vote is non-binding, our board of directors and Compensation Committee value the opinions expressed by our stockholders in their vote on this proposal and will review and consider the outcome of the vote in connection with their ongoing evaluation of the Company’s executive compensation program.
Required Vote
The affirmative vote by holders of a majority of the shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting, is required for approval of this proposal. Abstentions will have the same effect as a vote “against”. Broker non-votes, if any, will have no effect.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4 — NON-BINDING ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE
As noted in “Proposal 3” above, we are asking our stockholders to cast a non-binding advisory vote on the compensation of our named executive officers as described in this proxy statement. The Company is presenting the following Proposal 4, also known as a “say-on-frequency” vote, in accordance with SEC rules and regulations, which gives stockholders the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should seek future “say-on-pay” advisory votes on the compensation of our named executive officers, as set forth in “Proposal 3” above. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years.
In considering the interests of our stockholders and the Company, the board of directors has determined that the recommended frequency for which the Company should hold a stockholder advisory vote to approve the compensation paid to the Company’s named executive officers should be every three (3) years. We believe that every three (3) years is the appropriate frequency to hold a Say-on-Pay vote for several reasons. As our compensation programs reward both short-term and long-term performance, stockholder input on executive compensation would be most useful if the effectiveness of our compensation program is evaluated and judged over a multi-year period. Further, a three year interval provides the board of directors and the Compensation Committee with sufficient time to evaluate the effectiveness of its compensation policies and implement changes in response to its evaluation and the results of the advisory vote. Thus, the board of directors recommends that stockholders approve a frequency of every three (3) years.
As your vote on this proposal is advisory and will not be binding on the Compensation Committee, the board of directors or the Company, the board of directors may decide that it is in the best interests of the Company and our stockholders to hold a stockholder advisory vote on executive compensation more or less frequently than the option recommended by our stockholders. Our board of directors values the opinion of our stockholders, and although this proposal is non-binding, our board of directors will consider the results of this vote in determining how often the Company should hold advisory “say-on-pay” votes on executive compensation in the future. In that regard, our board of directors will consider the option that receives the greatest number of votes to be the preference of our stockholders.
Required Vote
The alternative among one year, two years or three years that receives the greatest number of the votes at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF “THREE YEARS” AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

AUDIT COMMITTEE REPORT
The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended June 30, 2025, with our management and with our independent registered public accounting firm, Wolf & Company P.C.. In addition, the Audit Committee discussed with Wolf & Company P.C. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also discussed with Wolf & Company P.C. the written disclosures and the independence letter from Wolf & Company P.C. required by the applicable requirements of the PCAOB.
Based on the Audit Committee’s review of the audited consolidated financial statements and the review and discussions described in the preceding paragraph, the Audit Committee recommended to the board of directors that the audited consolidated financial statements for the fiscal year ended June 30 2025, be included in the Annual Report.
Audit Committee

Alan Fisher (Chair)
Miles Davies
Dr. Jane Ryan
The above Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filings.
Independent Registered Public Accounting Firm
Fees Billed by the Principal Accountant
Our independent registered public accounting firm is Wolf & Company. Wolf & Company served as our independent auditor for fiscal years 2025 and 2024, with respect to our financial statements prepared in accordance with GAAP. Ernst & Young served as our independent registered public accounting firm for part of fiscal year 2024 with respect to our financial statements prepared in accordance with International Financial Reporting Standards. The following table presents fees for professional services rendered by Wolf & Company and Ernst & Young for fiscal years 2025 and 2024.

	Fiscal Year 2025	Fiscal Year 2024
	Wolf & Company	Wolf & Company	Ernst & Young
Audit and review fees	$258,000	$125,000	$37,552
Audit-related fees	89,000	—	—
Tax fees	—	—	—
All other fees	—	—	101,669

Pre-approval of Services
The Audit Committee pre-approves all audit and non-audit services rendered by our independent auditor. The Audit Committee has not adopted a formal written policy or procedures for the pre-approval of audit and non-audit services rendered by our independent auditor. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee approved all of the services in the table above.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our Common Stock as of September 29, 2025 by:
•	Each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;
•	Each of our directors;
•	Each of our named executive officers; and
•	All of our current executive officers and directors as a group.
The percentage ownership information is based on 2,357,613 shares of Common Stock outstanding as of September 29, 2025.
Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Common Stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days of September 29, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise noted below, the address for each person or entity listed in the table is Neuphoria Therapeutics Inc., 100 Summit Drive, Burlington, Massachusetts 01803.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	%
Greater than 5% Holders
Robert & Eleanor Lipyanek, JT TEN	173,723	7.4%
Directors and Named Executive Officers
Spyridon “Spyros” Papapetropoulos, M.D., PhD(1)	35,002	1.5%
Tim Cunningham	—	—
Alan Fisher(2)	92	*
Miles Davies(3)	126	*
Jane Ryan, Ph.D.(4)	460	*
David Wilson(5)	209	*
All executive officers and directors as a group	35,889	1.5%

*	Represents beneficial ownership of less than 1%.
(1)
Includes (i) 9,888 shares, and (ii) 25,114 shares that Dr. Papapetropoulos has the right to acquire pursuant to options that are exercisable as of June 29, 2025, or will become exercisable within 60 days of such date.

(2)	Represents shares that Mr. Fisher has the right to acquire pursuant to options that are exercisable as of June 29, 2025, or will become exercisable within 60 days of such date.
(3)	Represents shares held by Mr. Davies as of June 29, 2025.
(4)
Includes (i) 230 shares, and (ii) 230 shares that Dr. Ryan has the right to acquire pursuant to options that are exercisable as of June 29, 2025, or will become exercisable within 60 days of such date.

(5)
Includes (i) 117 shares, and (ii) 92 shares that Mr. Wilson has the right to acquire pursuant to options that are exercisable as of June 29, 2025, or will become exercisable within 60 days of such date.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Directors, executive officers and greater than ten percent shareholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of copies of such forms furnished to the Company and written representations provided by the reporting persons, the Company believes that all Section 16(a) filing requirements were timely met in 2025.

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between the executive “compensation actually paid” to our principal executive officer (“PEO”) and our other named executive officer (“NEO”) and our financial performance foreach of the last three completed fiscal years. In determining the “compensation actually paid” (“CAP”) to our NEO, we are required to make various adjustments to amounts that have in prior years been reported in the Summary Compensation Table (“SCT”), as the SEC valuation methods for this disclosure differ from those required in the SCT. The values do not necessarily represent the actual compensation received by the NEO nor how the Compensation Committee evaluates and determines executive compensation levels. For our NEO other than our PEO, compensation is reported as an average.

Year (a)	Summary Compensation Table Total for PEO (b)(1)	Compensation Actually Paid to PEO (c)(1)(2)(3)	Average Summary Compensation Table Total for Non- PEO Named Executive Officers (d)(1)	Average Compensation Actually Paid to Non- PEO Named Executive Officers (e)(1)(2)(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (f)	Net Income (Loss) (in millions) (g)(5)
2025	$951,343	$924,138	$254,362	$254,362	$101.57	$(0.4)
2024	$751,875	$750,550	$294,788	$294,788	$10.97	$(15.5)
2023	$2,079,880	$1,242,368	$—	$—	$31.47	$(21.4)

(1)
The PEO for 2025 and 2024 included in the table is Spyros Papapetropoulos, M.D., PhD. The PEO for 2023 included in the table was Errol de Souza. The dollar amounts reported in this column are the amounts of total compensation reported each person in the “Total” column of the SCT in the applicable fiscal year.

(2)	In accordance with SEC rules, deductions from and additions to, total compensation reported in the SCT by year to calculate Compensation Actually Paid include:

	2025		2024		2023
Adjustments	PEO	Other NEO	PEO	Other NEO	PEO	Other NEO
SCT Amounts	$951,343	$254,362	$751,875	$294,788	$2,079,880	$—
Adjustments for stock and option awards
(Subtract): Aggregate value for stock awards and option awards included in SCT for the covered fiscal year	$(123,660)	$—	$—	$—	$(1,109,018)	$—
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	$73,807	$—	$—	$—	$258,861	$—
(Subtract): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	$(3,443)	$—	$(828)	$—	$(18,775)	$—
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	$28,387	$—	$—	$—	$37,567	$—
(Subtract): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	$(2,296)	$—	$(497)	$—	$(6,146)	$—
CAP Amounts (as calculated)	$924,138	$254,362	$750,550	$294,788	$1,242,368	$—

(3)	The following summarizes the valuation assumptions used for stock option awards included as part of CAP:
•	Expected life of each stock option is based on the “simplified method” using an average of the remaining vest and remaining term, as of the vest/fiscal year end (“FYE”) date.
•	Strike price is based on each grant date closing price and asset price is based on each vest/FYE closing price.
•	Risk free rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest/FYE date.
•	Historical volatility is based on daily price history for each expected life (years) prior to each vest/FYE date. Closing prices provided by S&P Capital IQ are adjusted splits.
•	Represents annual dividend yield on each vest/FYE date.
(4)	Non-PEO named executive officer averages reflect the following executives by year:
•	2025 and 2024: Tim Cunningham
The dollar amounts reported in this column represent the average of the amounts reported for the non-PEO.
(5)	The dollar amounts reported represent the amount of net loss reflected in our audited financial statements for the applicable year.

EXECUTIVE AND DIRECTOR COMPENSATION
Overview of Our Executive Compensation Program
Introduction
Our Compensation Committee made all decisions regarding the compensation levels of our named executive officers in 2025. It is our Compensation Committee’s responsibility to:
•	Oversee the design of our executive compensation programs, policies and practices;
•	Determine the types and amounts of compensation for our named executive officers; and
•	Review and approve the adoption, termination and amendment of, and to administer and, as appropriate, make recommendations to the board of directors, regarding our incentive compensation programs.
Our objective is to provide a market-based executive compensation program that aligns the interests of our named executive officers with our stockholders and incentivizes them to achieve our key business objectives.
Role of the Independent Compensation Consultant in Executive Compensation
Our Compensation Committee regularly reviews the competitiveness of our executive compensation program and relevant governance trends when determining the compensation levels for our named executive officers. Our Compensation Committee has retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant to assist in this process and to provide advice on our executive compensation practices.
Pearl Meyer does no work for our management team that is not under the Compensation Committee’s purview. Representatives of Pearl Meyer attended certain meetings of the Compensation Committee, including meeting with members of the Compensation Committee without members of management present. During 2025, our Compensation Committee reviewed the independence of Pearl Meyer using assessment criteria under applicable Nasdaq rules and concluded that the retention of Pearl Meyer did not raise any conflicts of interest.
Elements of our Executive Compensation Program
The compensation program for our named executive officers consists of an annual base salary, the ability to earn short-term cash bonuses, grants of long-term equity incentive awards subject to the achievement of specific vesting conditions and the ability to participate in employee benefit plans and programs at the same level and on the same terms as apply to our employees more broadly.
We review compensation at least annually for our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our executives to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company.
The following is a detailed description of each material element of our compensation program for our named executive officers:
Base Salary. Base salary is a fixed component of compensation that we provide each of our named executive officers. The base salary payable to each of our named executive officers was initially established through arm’s-length negotiations at the time of the officer’s hiring, taking into account the officer’s qualifications and experience, the scope of their responsibilities and competitive market compensation paid by other companies for similar positions within the industry and geography.
Base salaries are reviewed annually by our Compensation Committee, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. In making decisions regarding salary adjustments, we may also draw upon the experience of members of our board of directors with executives at other companies.
Annual Cash Bonus. Our named executive officers are eligible to receive discretionary annual cash bonuses based on our Compensation Committee’s assessment of their individual performance, the performance of the

Company and such other factors as are determined to be relevant by our Compensation Committee. Our Compensation Committee feels that a discretionary bonus program provides the best ability for the Compensation Committee to review individual and Company performance on a holistic basis and to appropriately reward our officers based on the Compensation Committee’s assessment of all relevant factors.
In July 2025, our Compensation Committee met and, after considering input from management, Pearl Meyer in its role as the Compensation Committee’s independent compensation consultant and the Compensation Committee’s assessment of relevant company and individual performance, determined to award a cash bonus of $226,875 for Dr. Papapetropoulos, which represents 75% of the 2025 annual target amount for each of them. The Compensation Committee determined that bonuses at 75% of the target level were appropriate in light of the efforts provided by Dr. Papapetropoulos throughout the year. The compensation arrangement of Mr. Cunningham is determined and paid through Danforth Advisors, and, therefore, is not eligible to receive a paid bonus form the Company.
Long-Term Equity Incentive Awards. Our named executive officers are eligible to receive long-term equity awards relating to shares of our Common Stock. These equity awards represent a significant component of our executive compensation program and are intended to motivate, incentivize and retain our officers while also further align their interests with those of our stockholders over extended vesting periods.
Our Compensation Committee evaluates whether to make equity award grants, and the type and size of those grants, in the context of our overall compensation program. Historically, we have granted awards of restricted stock units (“RSUs”), performance stock units (“PSUs”), and stock options to purchase shares of Common Stock (“Options”) to our named executive officers that are subject to multi-year vesting conditions. All equity awards granted to our named executive officers under our 2024 Plan will become fully vested upon a change in control of the Company in accordance with the terms of such plan.
Employee Benefits. Our named executive officers are generally eligible to participate in the same health, welfare and retirement arrangements as apply to our employees more broadly. We do not sponsor or maintain any defined benefit pension plans or similar arrangements and did not provide any perquisites to our named executive officers in 2025.
Named Executive Officer Employment Arrangements
Compensation and other terms of employment for the Chief Executive Officer and the other executives are formalized in the form of an executive employment contract or consultancy agreement. Major provisions of the agreements relating to remuneration are set out below:
Spyros Papapetropoulos, M.D., President and Chief Executive Officer
Effective December 16, 2022, the Company and Dr. Spyros Papapetropoulos entered into an employment agreement, the terms of which were announced to ASX on December 16, 2022 (“Initial Employment Agreement”). Under the terms of the Initial Employment Agreement, Dr. Papapetropoulos commenced as President, Chief Executive Officer and a Director of the Company effective January 5, 2023.
For administrative purposes, it was subsequently agreed that Bionomics, Inc., then a wholly owned U.S. subsidiary of Bionomics Ltd. (now Neuphoria Therapeutics, Inc.), should be party to the employment agreement. Accordingly, on January 15, 2023, the Initial Employment Agreement was terminated and a new employment agreement was entered into between Dr. Papapetropoulos and Bionomics Inc. that, in all material respects, was on the same terms as the Initial Employment Agreement, other than the contracting party (“Papapetropoulos Employment Agreement”).
Under the Papapetropoulos Employment Agreement, Dr. Papapetropoulos received an initial fixed remuneration of $525,000 base salary per year, plus reimbursement for the cost of procuring health benefits in the United States, for the provision of executive services as determined by our board of directors, plus a short term incentive/bonus potential of 50% of base salary, upon meeting the applicable performance criteria established by the Compensation Committee of the board of directors against agreed financial, strategic, and operational targets (the “Papapetropoulos Target Bonus”). In addition, Dr. Papapetropoulos, in connection with his appointment as President, Chief Executive Officer and a Director received an initial grant of 27,067,015 (12,529 options on a post-redomiciliation basis) Options issued with an exercise price equal to the volume weighted average selling price of Shares for the five trading day period ending immediately prior to the grant date (February 21, 2023); and with 25% vesting on the 12 month anniversary of the grant date for the Options with the balance vesting on a quarterly basis over a 3-year period from that date (with acceleration in the event of a change in control and also on termination as described below). The award was subject to shareholder approval, which was obtained on February 21, 2023.
The Executive Employment Agreement with Dr. Papapetropoulos may be terminated by either party. In the event of a termination of the agreement by the company for cause or voluntary resignation without good reason, Neuphoria will pay Dr. Papapetropoulos’ earned but unpaid base salary and annual bonus. In the event of a termination without cause or resignation for good reason, Neuphoria will pay severance of 1-times base salary plus a 1-time target bonus potential to be paid in equal installments over the following 12-month period, and any outstanding equity compensation awards will fully and immediately vest.
Mr. Tim Cunningham, Chief Financial Officer
In May 2023, we amended our consulting agreement with Danforth (originally entered into for consulting services in July 2021, and further amended in August 2023). Pursuant to the Danforth agreement, Danforth provides us with the CFO services of Mr. Cunningham in exchange for fees payable to Danforth. The Danforth Agreement will continue until such time as either party to it has given notice of termination pursuant thereto with cause upon 30 days prior written notice to the other party or without cause upon 60 days prior written notice. Tim Cunningham commenced as Chief Financial Officer in July 2023.
Tax Considerations
As a general matter, our Compensation Committee considers various tax and accounting implications of our existing and proposed compensation programs. We consider the tax-deductibility of compensation in designing our compensation programs, but it is not our sole consideration, and the Compensation Committee ultimately designs and approves compensation programs that it determines are in the best interests of the Company and our stockholders.
Summary Compensation Table
The following table provides information regarding the compensation earned by our named executive officers for the fiscal years presented.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Spyros Papapetropoulos, M.D., PhD President and Chief Executive Officer	2024	$525,000	$196,875	$—	$—	$—	$—	$30,000	$751,875
Spyros Papapetropoulos, M.D., PhD President and Chief Executive Officer	2025	$550,000	$226,875	$—	$123,660	$—	$—	$50,808	$951,343
Tim Cunningham(2) Chief Financial Officer	2024	$—	$—	$—	$—	$—	$—	$294,788	$294,788
Tim Cunningham Chief Financial Officer	2025	$—	$—	$—	$—	$—	$—	$254,363	$254,363

(1)	Share options do not represent cash payments to named executive officers. Share options granted may or may not be exercised by named executive officers.
(2)	Mr. Cunningham was appointed Chief Financial Officer on July 1, 2023.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards outstanding as of June 30, 2025:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Spyros Papapetropoulos, M.D., PhD President and Chief Executive Officer	3,133	—	—	$43.27	12/16/2028	—	$—	—	$—
	783	—	—	$43.27	3/16/2029	—	$—	—	$—
	783	—	—	$43.27	6/16/2029	—	$—	—	$—
	783	—	—	$43.27	9/16/2029	—	$—	—	$—
	783	—	—	$43.27	12/16/2029	—	$—	—	$—
	783	—	—	$43.27	3/16/2030	—	$—	—	$—
	783	—	—	$43.27	6/16/2030	—	$—	—	$—
	12,750	—	—	$5.11	4/16/2035	—	$—	—	$—
	—	—	783	$43.27	9/16/2030	—	$—	—	$—
	—	—	783	$43.27	12/16/2030	—	$—	—	$—
	—	—	783	$43.27	3/16/2031	—	$—	—	$—
	—	—	783	$43.27	6/16/2031	—	$—	—	$—
	—	—	783	$43.27	9/16/2031	—	$—	—	$—
	—	—	783	$43.27	12/16/2031	—	$—	—	$—
	—	—	14,250	$5.11	4/16/2035	—	$—	—	$—
Tim Cunningham Chief Financial Officer	—	—	—	—	—	—	$—	—	$—

Equity Compensation Plan Information
Recovery Policy
In November 2023, we adopted a policy on the recovery of erroneously awarded incentive compensation that is compliant with the Nasdaq Listing Rules. This policy is available on our website www.neuphoriatx.com under the “Corporate Governance” section of our website.
Equity Incentive Plans
The principal features of Neuphoria’s equity incentive plan are summarized below. This summary is qualified in its by reference to the actual text of the applicable plan, which is or will be filed as an exhibit to the registration statement of which this prospectus is a part.
Equity Awards
The principal features of Neuphoria’s equity incentive plan are summarized below. This summary is qualified in its reference to the actual text of the applicable plan, which is or will be filed as an exhibit to the registration statement of which this prospectus is a part.
Equity awards for executives and employees have been provided by, and are currently provided by, a combination of equity plans that may include the:
•	Employee Share Option Plan (“ESOP”);
•	Employee Equity Plan (“EEP”); and
•	2024 Equity Incentive Plan.

Participation in these plans is at our board of directors’ discretion and no individual has an ongoing contractual right to participate in a plan or to receive any guaranteed benefits. For key appointments, an initial allocation of equity may be offered as a component of their initial employment agreement. The structure of equity awards is under the active review of the Compensation Committee to ensure it meets good corporate practice for a company of our size, nature and company lifecycle.
The following describes the material terms of each of the plans.
2024 Equity Incentive Plan
On December 10, 2024, our board of directors adopted Neuphoria’s 2024 Equity Incentive Plan (“Plan”). The material terms of the Plan are summarized below.
Purpose. The purpose of the Plan is to provide a means through which we and our affiliates may attract and retain key personnel and to provide a means whereby our and our affiliate’s directors, employees, and consultants may acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may be measured by reference to the value of our shares of common stock, thereby strengthening their commitment to the success of the Company and aligning their interests with those of our stockholders.
Eligibility and administration. Employees, consultants, and directors of the Company and its affiliates, as well as prospective employees, consultants, and directors who have accepted offers of employment or consultancy from the Company or its affiliates are eligible to receive one or more types of Awards under the Plan (defined below).
The Plan is administered by the board of directors, which has complete authority to determine the employees, consultants, and/or non-employee directors who will be granted Awards under the Plan.
Subject to the terms of the Plan, the board of directors has all discretion and authority to administer the Plan and to control its operation, in accordance with the Plan’s provisions, including, but not limited to, the power to (a) determine which employees, consultants, and non-employee directors will be granted Awards, (b) prescribe the terms and conditions of the Awards (which need not be the same), (c) interpret the Plan and the Awards, (d) adopt such procedures and/or subplans deemed necessary or appropriate for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (e) to institute and determine the terms and conditions of an award exchange program; provided, however, that the board of directors shall not implement an award exchange program without the approval of the majority of the Company’s stockholders entitled to vote at any annual or special meeting of Company’s stockholders, and (e) make whatever rules it considers appropriate for the administration and interpretation of the Plan.
The board of directors may delegate any of its authority and powers under the Plan to a committee or one or more of the Company’s officers. However, the board of directors may not delegate its authority and powers with respect to any Awards that are granted to our executive officers or directors who are subject to Section 16(b) of the Securities Exchange Act. All interpretations, determinations and decisions made by the board of directors and any delegate of the board of directors will be final and binding on all persons and will be given the maximum possible deference permitted by law.
Limitation on Awards and shares of common stock of common stock available. The maximum number of shares of common stock available for issuance under the Plan is 1,000,000 shares of common stock (the “Share Reserve”). In no event shall the maximum aggregate number of shares of common stock that may be issued under the Plan pursuant to incentive stock options exceed the Share Reserve. The Share Reserve is subject to further adjustment as provided in the Plan. In no event shall fractional shares of common stock be issued under the Plan. The maximum number of shares of common stock that may be granted under the Plan during any single fiscal year to a non-employee director, when taken together with any cash fees paid to such non-employee director during such year in respect of his or her service as a non-employee director (including service as a member or chair of any committee of the board of directors), shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares of common stock reserved for issuance under the Plan and (ii) the class and maximum number of shares of common stock that may be issued on the exercise of ISOs.

Awards. The Plan permits the board of directors to grant various types of discretionary equity compensation awards under the Plan (“Awards”), including:
•	Incentive stock options or ISOs
•	Nonqualified stock options or NSOs
•	Stock appreciation rights or SARs
•	Restricted stock
•	Restricted stock units or RSUs
•	Stock bonus awards, and
•	Performance awards.
An individual who has received one or more Awards under the Plan is referred to in this summary as a “participant”.
A brief description of each award type follows:
•
ISOs and NSOs. Stock options provide for the purchase of shares of common stock in the future at an exercise price set by the board of directors on the grant date. ISOs are stock options that by their terms qualify for, and are intended to qualify for, favorable U.S. federal tax treatment. NSOs are stock options that by their terms either do not qualify for or are not intended to qualify as ISOs. The board of directors may grant ISOs only to employees of the Company or a subsidiary at the time of grant. The exercise price of each NSO will be determined by the board of directors in its discretion, but must be at least one hundred percent (100%) of the fair market value of the shares of common stock on the grant date or otherwise compliant with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise price of an ISO must be at least one hundred percent (100%) of the fair market value of the shares of common stock on the grant date (although in rare circumstances, the exercise price must be at least 110% of the fair market value of the shares of common stock on the grant date), except with respect to certain substitute options granted in connection with a corporate transaction. Stock options will not be exercisable after the expiration of ten (10) years from the date of grant (or five (5) years, in the case of an ISO issued to a ten percent (10%) stockholder).

•
SARs. SARs entitle the participant, upon exercise, to receive an amount equal to the appreciation of the shares of common stock subject to the Award between the grant date and the exercise date. The exercise price of a SAR will not be less than 100% of the fair market value of the underlying share of common stock on the grant date (except with respect to certain substitute SARs granted in connection with a corporate transaction). SARs will not be exercisable after the expiration of ten (10) years from the grant date.

•
Restricted stock and RSUs. Restricted stock is an award of nontransferable shares of common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to pay cash or deliver shares of common stock in the future, which also are forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the Award or at the election of the participant, if the board of directors permits such a deferral.

•
Stock bonuses. A stock bonus is the issuance of shares of common stock to a participant. The shares of common stock issued pursuant to a stock bonus typically are unrestricted, meaning that they are not subject to vesting requirements.

•
Performance awards. Performance awards include any of the foregoing Awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the board of directors may determine, which may or may not be objectively determinable. Such performance goals may be based solely by reference to our performance or the performance of a subsidiary, division, business segment or business unit, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.

•
Vesting. The board of directors may determine the time and conditions under which the Award will vest and may specify partial vesting in one or more vesting tranches, which may be based solely upon continued employment or service for a specified period of time or may be based upon the achievement of specific performance goals established by the board of directors in its discretion.

For all purposes of the Plan, “vesting” of an Award shall mean:
(a)	For an ISO, NSO, or SAR, the time at which the participant has the right to exercise the Award.
(b)	For restricted stock or RSUs, the time at which all conditions for vesting, as stated in the applicable award agreement or the Plan, are satisfied.
(c)	For performance shares, the time at which the participant has satisfied the requirements to receive payment on such performance shares, as stated in the applicable award agreement or the Plan.
(d)	Vesting need not be uniform among Awards granted at the same time or to persons similarly situated. Vesting requirements shall be set forth in the applicable award agreement.
If the date of the vesting of any Award, other than an ISO, NSO, or SAR, held by participant who is subject to the Company’s policy regarding trading of its shares of common stock by its officers and directors and the shares of common stock are not within a “window period” applicable to the participant, as determined by the Company in accordance with such policy, then the vesting of such Award shall not occur on such original vesting date and shall instead occur on the first day of the next “window period” applicable to the participant pursuant to such policy.
Certain transactions; Adjustments. In the event of (i) any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, or other similar corporate transaction or event that affects the shares of common stock, or (ii) unusual or infrequently occurring events affecting the Company, any affiliate, or the financial statements of the Company or any affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case the board of directors in its sole discretion may adjust any or all of (A) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the exercise price with respect to any Award, or (3) any applicable performance measures.
Treatment of Awards Upon a Change in Control. In the event of a “change in control” of the Company, as defined in the Plan, then unless otherwise provided in an award agreement, the board of directors may, in its sole discretion: (i) cancel awards for a cash payment equal to their fair value (as determined in the sole discretion of the board of directors), (ii) provide for the issuance of replacement awards, (iii) terminate stock options without providing accelerated vesting, (iv) immediately vest the unvested portion of any Award or (v) take any other action with respect to the awards the board of directors deems appropriate. The treatment of awards upon a change in control may vary among participants and types of awards in the board of directors’ sole discretion. Awards subject to performance goals shall be settled upon a “change in control” of the Company based upon the extent to which the performance goals underlying such awards have been achieved as determined in the sole discretion of the board of directors.
Clawback provisions, transferability, and participant payments. All Awards will be subject to the provisions of any clawback policy implemented by Neuphoria Therapeutics Inc. and to the extent set forth in such clawback policy or in the applicable award agreement. With limited exceptions according to the laws of descent and distribution, Awards under the Plan are generally nontransferable prior to vesting and are exercisable only by the participant. With regard to tax withholding obligations arising in connection with Awards under the Plan and exercise price obligations arising in connection with the exercise of stock options under the Plan, the board of directors may, in its discretion, accept cash, wire transfer, or check, shares of our common stock that meet specified conditions (a market sell order) or such other consideration as it deems suitable or any combination of the foregoing.
Plan amendment and termination. The board of directors may amend, suspend, or terminate the Plan at any time; however, the Company will obtain stockholder approval of any material amendment to the Plan. No amendment, suspension or termination of the Plan can, without the consent of the participant, alter or impair any rights or obligations under his or her outstanding Award(s). No award may be granted pursuant to the Plan after the tenth (10th) anniversary of the date on which our board of directors adopted the Plan.

Non-Employee Director Compensation
We paid our directors the amounts shown in the table below during the fiscal year ended June 30, 2025.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Miles Davies	$49,914	$34,661	$—	$—	$—	$—	$84,575
Alan Fisher	$78,486	$69,322	$—	$—	$9,026	$—	$156,834
Jane Ryan	$44,766	$34,661	$—	$—	$5,148	$—	$84,575
David Wilson	$56,396	$34,661	$—	$—	$—	$—	$91,057
Aaron Weaver	$13,686	$—	$—	$—	$—	$—	$13,686

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Audit & Risk Management Committee is responsible for reviewing and monitoring the propriety of related party transactions, as set out in the Audit & Risk Management Committee Charter. The following includes a summary of certain relationships and transactions, including any transactions since January 1, 2023 and any currently proposed transactions, to which we were or are to be a participant, in which (1) the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets for the last two completed fiscal years, and (2) any of our directors, executive officers or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the section titled “Executive and Director Compensation” in this proxy statement.
In July 2021, we entered into a consulting agreement with Danforth Advisors LLC (“Danforth”) to provide consulting services to the Company. The Danforth agreement was amended in May 2023, and further amended in August 2023. Pursuant to the agreement, Danforth provides us with the Chief Financial Officer services of Mr. Cunningham in exchange for fees payable to Danforth. The Danforth agreement will continue until such time as either party to it has given notice of termination pursuant thereto with cause upon 30 days prior written notice to the other party; or without cause upon 60 days prior written notice.
In December 2023, we entered into an engagement letter with WG Partners LLP to provide financial advisory services to the Company. David Wilson, a director of the Company, is the Chairman and Chief Executive Officer of WG Partners. Under the agreement, the Company must pay to WG Partners a monthly fee of $15,000 and any applicable commission. The agreement will continue until such time as a party gives 30 days prior written notice of termination to the other party. During the fiscal years ended June 30, 2025 and 2024, the Company paid WG Partners $148,971 and $189,112, respectively. We believe that this agreement is on an arms-length basis.
Limitation on Liability and Indemnification Matters
Our Certificate of Incorporation and our Bylaws limit our directors’ liability, and may indemnify our directors and officers to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:
•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.
These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or recession.
The DGCL and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment or reimbursement of reasonable expenses, including attorneys’ fees and disbursements, in advance of the final disposition of the proceeding.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons and, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, such indemnification shall be considered unenforceable.

ADDITIONAL INFORMATION
The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can review the Company’s electronically-filed reports, proxy and information statements on the SEC’s website at www.sec.gov or on the Company’s website at https://www.neuphoriatx.com. Information included on the Company’s website is not a part of this proxy statement.
You should rely only on the information contained in this proxy statement or on information to which the Company has referred you. The Company has not authorized anyone else to provide you with any information. You should not assume that the information contained in this document is accurate as of any date other than the date on the cover page hereof, and the provision of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
If you have more questions about this proxy statement or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our Secretary at Neuphoria Therapeutics Inc., 100 Summit Drive, Burlington, Massachusetts 01803.

STOCKHOLDER COMMUNICATIONS
Stockholders of the Company wishing to communicate with the board of directors or an individual director may send a written communication to the board of directors or such director at the following address:
c/o Neuphoria Therapeutics Inc.
100 Summit Drive
Burlington, Massachusetts 01803
Attn: Secretary
The Secretary will review each communication, and will forward such communication to the board of directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

OTHER MATTERS
The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING
Submission of Stockholder Proposals for Inclusion in Next Year’s Annual Meeting Proxy Statement
Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the 2026 Annual Meeting of Stockholders in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act must be received by the Company no later than July 27, 2026 and must comply with the other proxy solicitation rules promulgated by the SEC and with the procedures set forth in the Bylaws. Proposals should be sent to the Secretary of the Company at 100 Summit Drive, Burlington, Massachusetts 01803. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2026 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting
A stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the 2026 Annual Meeting of Stockholders outside the processes of Rule 14a-8 under the Exchange Act and therefore will not be included in the proxy statement for such meeting must timely deliver a written notice in accordance with the requirements, including eligibility and information required in such notice, set forth in Article II, Section 2 of the Bylaws. To be timely, such written notice must be received by the Secretary of the Company at its principal executive offices, 100 Summit Drive, Burlington, Massachusetts 01803, not earlier than the close of business on August 14, 2026, nor later than the close of business on September 13, 2026. In the event that next year’s annual meeting is scheduled to occur more than 30 days before or more than 60 days after December 12, 2026 (the anniversary of the Annual Meeting), the written notice must be received (i) not earlier than the close of business on the 120th day prior to such annual meeting and (ii) not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
To comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 13, 2026. In the event that next year’s annual meeting is not scheduled to occur within 30 days of December 12, 2026 (the anniversary of the Annual Meeting), the written notice must be received by the later of (i) 60 calendar days prior to such annual meeting or (ii) the 10th calendar day following the day on which public announcement of the date of such annual meeting is first made by the Company.

HOUSEHOLDING
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders with such stockholder’s consent, if required. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we will deliver only one set of proxy materials to multiple stockholders who share an address and who have consented to such delivery, if required, unless and until we receive contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Secretary of the Company at the above phone number or address.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY COMPLETE, SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. WE ENCOURAGE YOU TO PROMPTLY VOTE YOUR SHARES.

Appendix A
Supplemental Information Concerning Participants in the Company’s Solicitation of Proxies
The following tables (“Directors and Nominees” and “Executive Officers”) list the name and business address of our directors and nominees and the name, present principal occupation and business address of our executive officers who, under SEC rules, are considered to be participants in our solicitation of proxies from our stockholders in connection with the Annual Meeting (collectively, the “Participants”).
DIRECTORS AND NOMINEES
The principal occupations of our directors and nominees are either included herein or in the biographies located elsewhere in this proxy statement under the section titled “Proposal 1 – Election of Directors.” The names of each of our directors and nominees are listed below, and except as otherwise described below, the business address for all of the directors and nominees is c/o Neuphoria Therapeutics Inc., 100 Summit Drive, Burlington, Massachusetts 01803.

Name
Peter Miles Davies
David Wilson
Alan Fisher
Spyridon Papapetropoulos, M.D., Ph.D.
Jane Ryan, Ph.D.

EXECUTIVE OFFICERS
Set forth in the table below are the names of our executive officers (who do not also serve as a director of the Company) who are considered Participants as well as their positions with the Company, which constitute their respective principal occupations. The business address for each executive officer set forth in the table below is c/o Neuphoria Therapeutics Inc., 100 Summit Drive, Burlington, Massachusetts 01803.

Name	Title
Tim Cunningham	Chief Financial Officer

INFORMATION REGARDING OWNERSHIP OF COMPANY SECURITIES BY PARTICIPANTS
The number of shares of our common stock beneficially held as of the record date by the Participants appears elsewhere in this proxy statement under the section titled “Principal Stockholders.” Except as described in this Appendix A or otherwise in this proxy statement, none of the Participants owns any debt or equity security issued by the Company of record that he or she does not also own beneficially.
A-1

TRANSACTIONS IN THE COMPANY’S SECURITIES BY PARTICIPANTS - LAST TWO YEARS
The following table sets forth information regarding purchases and sales of our securities by each Participant during the past two years. Unless otherwise indicated, all transactions were (i) in the public market, or (ii) pursuant to our equity compensation plans, and no part of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares	Transaction Description
Peter Miles Davies
	4/16/2025	6,783	Grant of Restricted Stock Units
David Wilson
	4/16/2025	6,783	Grant of Restricted Stock Units
Alan Fisher
	4/16/2025	13,566	Grant of Restricted Stock Units
Spyridon Papapetropoulos
	8/27/2025	34,559	Grant of Employee Stock Options
	4/16/2025	27,000	Grant of Employee Stock Options
Jane Ryan
	4/16/2025	6,783	Grant of Restricted Stock Units
Tim Cunningham
	N/A

MISCELLANEOUS INFORMATION REGARDING PARTICIPANTS
Except as described in this proxy statement, including this Appendix A, to the Company’s knowledge: none of the Participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of the Company’s subsidiaries, (ii) has purchased or sold any of such securities within the past two years, or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this proxy statement, including this Appendix A, no associates of a Participant beneficially owns, directly or indirectly, any of the Company’s securities. Other than as disclosed in this proxy statement, including this Appendix A, neither the Company nor any of the Participants has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, except as disclosed in this proxy statement, including this Appendix A, neither the Company nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. During the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).
Other than as set forth in this proxy statement, including this Appendix A, none of the Participants nor any of their respective associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or the Company’s affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeded $120,000.
A-2

Neuphoria Therapeutics Inc.
c/o Corporate Election Services
P. O. Box 1150
Pittsburgh, PA 15230

VOTE BY INTERNET

Please have your **WHITE** proxy card available when you access the website **www.cesvote.com** and follow the simple directions that will be presented to you.

VOTE BY TELEPHONE

Please have your **WHITE** proxy card available when you call Toll-Free **1-888-693-8683** using a touch-tone phone and follow the simple directions that will be presented to you.

VOTE BY MAIL

Please mark, sign and date your **WHITE** proxy card and return it in the **postage-paid envelope** provided or return it to: Corporate Election Services P.O. Box 1150 Pittsburgh, PA 15230.

IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND MAIL THIS WHITE PROXY CARD TODAY!

Control Number ➔

If submitting your WHITE proxy by mail, please sign and date
↓ the card below and fold and detach card at perforation before mailing. ↓

NEUPHORIA THERAPEUTICS INC.
ANNUAL MEETING OF SHAREHOLDERS
December 12, 2025 10:00 a.m.
This proxy is solicited on behalf of the Board of Directors

WHITE PROXY CARD

The undersigned hereby appoint(s) Spyridon Papapetropoulos and Alan Fisher, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of NEUPHORIA THERAPEUTICS INC. that the shareholder is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.cesonlineservices.com/neup25_vm, at 10:00 a.m., and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations including voting FOR the Company Nominees and WITHHOLD for the LYNX1 Nominees, FOR Proposal 2, FOR Proposal 3 and THREE YEARS on Proposal 4.

Signature

Date

Title or Authority

Signature if Held Jointly

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Continued and to be marked on the other side

Important notice regarding the Internet availability of proxy materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at: www.viewourmaterial.com/NEUP

If you have any questions, require assistance in voting your **WHITE** proxy card, or need additional copies of the Company's proxy materials, please contact our proxy solicitor:

SODALI &CO

TO SUBMIT YOUR WHITE PROXY BY MAIL, DETACH ALONG THE PERFORATION,
MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.

NEUPHORIA THERAPEUTICS INC. **WHITE PROXY CARD**

The Board of Directors recommends you vote FOR each of the Company nominees and WITHHOLD on each of the LYNX1 nominees.

1. Election of two Class I directors to serve for a three-year term of office expiring at the 2028 Annual Meeting of Shareholders. While you may mark instructions with respect to any or all of the nominees, you may mark "FOR" only in respect of two nominees in total. You are permitted to vote for fewer than two nominees. If you vote "FOR" in respect of fewer than two nominees, your shares will only be voted "FOR" in respect of the nominee you have marked. If you vote "FOR" in respect of more than two nominees, your votes on Proposal 1 regarding director elections will be invalid or will not be counted. If you sign and return your proxy card and do not specify how you want your shares to be voted, they will be voted "FOR" in respect of all the Company nominees.

Company Nominees:

		FOR	WITHHOLD
1a.	Peter Miles Davies	☐	☐
1b.	David Wilson	☐	☐

LYNX1 Nominees:

		FOR	WITHHOLD
1c.	Stephen Doberstein	☐	☐
1d.	Kimberly Smith	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

2. Ratification of the appointment of Wolf & Co., P.C. as our independent registered accounting firm for the fiscal year ending June 30, 2026.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

The Board of Directors recommends you vote 3 YEARS on the following proposal:

☐ **1 YEAR** ☐ **2 YEARS** ☐ **3 YEARS** ☐ **ABSTAIN**

NOTE: In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment, postponement, rescheduling or continuation thereof to the extent permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended.

Continued and to be signed on the reverse side